CHC Group Sets Dates for Fiscal 2015 Q1 Earnings, First Analyst Meeting;
CHC’s CEO, CFO to Address Barclays CEO Energy-Power Conference on Sept. 3

•	Q1 Release After Close of Trading Sept. 8; Analysts Call Morning of Sept. 9

•	Analyst Meeting Scheduled for Oct. 2 in New York City

Aug. 13, 2014 – Vancouver, British Columbia, Canada – CHC Group Ltd. (NYSE: HELI), the parent company of CHC Helicopter, plans to issue its earnings release for the fiscal-year 2015 first quarter, which ended July 31, after market close on Monday, Sept. 8.
The following day, Tuesday, Sept. 9, the company will hold its quarterly call for analysts at 8 a.m. (Eastern Time). The call also will be audio webcast at www.chc.ca/presentations.
Presentation material accompanying the earnings release will be posted to the same website before the call begins. Analysts only are invited to dial into and register for the call at 877-407-0778 or 201-689-8565, using Conference ID 13589097.
Additional investor events include:
2014 Barclays CEO Energy-Power Conference
On Wednesday, Sept. 3, William Amelio, CHC president and chief executive officer, and Joan Hooper, the company’s chief financial officer, will present at the 2014 Barclays CEO Energy-Power Conference. Mr. Amelio and Ms. Hooper will speak at 4:25 p.m. (Eastern Time) at the conference, which will take place at the Sheraton Times Square in New York City.
A live webcast of the Barclays presentation, along with presentation material, will be available at www.chc.ca/presentations during the event and until Oct. 3.
CHC Analyst Meeting
CHC will hold its first analyst meeting since the company’s initial public offering in January on Thursday, Oct. 2, also in New York. Analysts interested in attending the meeting should contact Lynn Antipas Tyson, vice president, Investor Relations.

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About CHC
CHC Helicopter is a leader in enabling customers to go further, do more and come home safely, including oil and gas companies, government search-and-rescue agencies and organizations requiring helicopter maintenance, repair and overhaul services through the Heli-One segment. The company operates about 230 aircraft in approximately 30 countries around the world.

Contact Information
INVESTORS
Lynn Antipas Tyson
Vice President, Investor Relations
+1.914.485.1150
lynn.tyson@chc.ca

MEDIA
T.R. Reid
Vice President, Global Communications
+1.512.869.9094
t.r.reid@chc.ca